EXHIBIT 1


   I.   Directors and Executive Officers:

           Name, Address and                 Principal
         Position with Fiskars              Occupation           Citizenship

    Goran J. Ehrnrooth                   Chairman, Fiskars         Finnish
    Fiskars Oy Ab
    Mannerheimintie 14A
    P.O. Box 235
    FIN-00101 Helsinki
    Finland
      Director

    Erik Stadigh                      Vice Chairman, Fiskars       Finnish
    Strandstigen 2 A 3
    FIN-00330 Helsinki
    Finland
      Director

    Robert G. Ehrnrooth              Chairman of the Board of      Finnish
    Metra Oy Ab                       Directors, Metra Oy Ab
    John Stenbergin ranta 2
    P.O. Box 230
    FIN-00101 Helsinki
    Finland
      Director

    Thomas Tallberg                 M.D. - Helsinki University     Finnish
    Enasvagen 16 A 2                Central Hospital; Chairman
    FIN-00200 Helsinki              of the Board of Directors,
    Finland                               Tallberg Group
      Director

    Jarl Engberg                      Attorney-at-Law, Hannes      Finnish
    Hannes Snellman                 Shellman, Attorneys-at-Law
    Attorneys-at-Law Ltd.
    Etela ranta 8
    P.O. Box 333
    FIN-00130 Helsinki
    Finland
      Director

    Gustaf Gripenberg                Professor of Engineering,     Finnish
    Nashojdsgranden 2 A 6               Helsinki University
    FIN-00350 Helsinki
    Finland
      Director

    Stig Stendahl                       President and Chief        Finnish
    Fiskars Oy Ab                   Executive Officer, Fiskars
    Mannerheimintie 14A
    P.O. Box 235
    Fin-00101 Helsinki
    Finland
      Chief Executive Officer


   II.  Controlling Shareholders:

             Virala Oy
             c/o Agrofin Oy Ab
             Unionsgatan 7
             FIN-00130 Helsinki
             Finland


             Holdix Oy Ab
             Unionsgatan 7
             FIN-00130 Helsinki
             Finland


             Investors Trading Aktiebolag
             Arsenalsgatan 8C
             S-103 24 Stockholm
             Sweden


             Elake-Varma Mutual Insurance Company
             00044-ELAKE-VARMA
             Finland